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                                                                    Exhibit 10.5

                                      LEASE
                                 McC PARTNERSHIP
                                       TO
                            FINANCIAL PACIFIC COMPANY

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                                TABLE OF CONTENTS

1.       Demised Premises
2.       Term
3.       Rental
4.       Holdover
5.       Use
6.       Services, Utilities and Taxes
7.       Repairs and Maintenance
8.       Tenant's Default
9.       Landlord's Default
10.      Right to Access
11.      Duties of Tenant Upon Termination
12.      Assignment
13.      Subordination
14.      Insurance
15.      Destruction or Damage of Premises
16.      Taking of Premises
17.      Indemnification
18.      Trade Fixtures
19.      Remodeling or Alterations
20.      Quiet Enjoyment by Tenant
21.      Notices
22.      Costs and Attorney's Fees
23.      Successors and Assigns
24.      Hazardous Substances
25.      Signage
26.      No Waiver
27.      Time
28.      Entire Agreement

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                                      LEASE

         THIS LEASE, made the date below written by and between McC PARTNERSHIP, hereinafter referred to as "Landlord," and FINANCIAL PACIFIC COMPANY, hereinafter referred to as "Tenant."

                                   WITNESSETH:

1.       Demised Premises.

         1.1 Description. Landlord hereby leases to Tenant, upon the terms and conditions herein set forth, the following described real property:

                  Approximately 8,598 usable square feet of the:

                  3901 South Fife Street
                  Tacoma, WA  98409
                  1st Floor - 5,108 square feet

                  3091 South Fife Street
                  Tacoma, WA  98409
                  3rd Floor - 3,490 square feet

Together with all existing improvements located thereon, and as may be further described or shown on Exhibit "A" attached hereto and incorporated herein by this reference. (Hereinafter the "Demised Premises.")

         1.2      Parking. Landlord shall provide Tenant adequate parking.

         1.3 Public Areas. Landlord also grants to Tenant the rights of 24-hour a day ingress and egress to and from the Demised Premises to adjoining public streets and the right to use in common with all other persons entitled to use the same, all parking, public entrances, lobbies, hallways, stairways, elevators and other public areas.

2.       Term.

         2.1 Term. The initial Lease term shall be ten (10) years, commencing September 1, 1994 (hereinafter the "Commencement Date"). Rent for any fractional calendar month shall be the prorated portion of the rent computed on a daily basis.

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         2.2      Option to Extend Term.

                  (a) If Tenant is not in default under the terms and conditions of this Lease at the end of the Lease term to be extended, Tenant shall have the option to extend the term of this Lease upon the same terms and conditions as herein specified, except as to rent, for two (2) additional terms of five (5) years each. Tenant must irrevocably exercise this option by providing written notice to Landlord not later than sixty (60) days prior to the expiration of the Lease term to be extended.

                  (b) The Rental Rate for each Extension Term shall be as set forth in Exhibit "B."

3.       Rental.

         3.1 Rental. Subject to all terms and conditions of this Lease, Tenant shall pay Landlord by the tenth (10) day of each month, beginning on September 10, 1994, and continuing thereafter on or before the tenth (120) day of each month of the term hereof, the base rental sum computed as follows:
Twelve Dollars ($12.00) per square foot per year of the Usable Area of the Demised Premises.

         3.2 Increase in Base Rent. That portion of the base rent which equals the base rental, less the Operating Expenses, shall be annually adjusted by the increase in the CPI, U.S. Department of Labor-Seattle area, however, any increase shall not exceed four percent (4%) annually, on the anniversary of the Commencement Date.

         3.3      Increases in Operating Expenses as Additional Rent.

                  (a)      Definitions

                           1.       The "Base Year" is the first 12 months of
occupancy.

                           2.       "Operating Expenses" mean all reasonable
operating costs, expenses, and other similar charges incurred by Landlord in connection with the operation and maintenance of the Demised Premises as a first class building in Tacoma, Washington. Operating expenses shall be determined in accordance with generally accepted accounting and management practices which shall be consistently applied. Operating expenses shall include the following, to the extent reasonably incurred in the ordinary course of operations: (1) all reasonable sums expended in connection with general maintenance and repairs to the Demised Premises and

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supporting facilities, cleaning, window washing, sweeping and janitorial services; (2) maintenance and repair of building signs; (3) maintenance and repair of fire protection systems for the Demised Premises; (4) utility services for the Demised Premises, including lighting, electricity, water and sewer and the cost of maintaining and repairing such utility systems except to the extent paid directly by the Tenant; (5) real property taxes and assessments levied against the Demised Premises to the extent that they are payable during the term of the Lease when such payments are amortized over the longest permissible period; (6) all premiums paid by Landlord on policies of comprehensive general liability, property damage and other policies of insurance required to be maintained by maintenance and reasonable depreciation of tools and equipment (if owned by Landlord) and/or rental paid for such tools and equipment (if rented) to the extent that they are used in connection with the maintenance of the Demised Premises; (7) costs and expenses (other than capital costs) associated with maintaining security alarm systems for the Demised Premises; (8) wages, salaries and related expenses and benefits of employees engaged in the operation, maintenance and security of the Demised Premises to the extent that they are devoting their time to the operation, maintenance and security of the Demised Property; (9) property management fees in amount not to exceed three percent (3%) of the amount which equals the base rental per square foot of this Lease less he base year operating expenses; (10) amortization of the costs, if any, including finance costs for capital expenditures made by Landlord to the extent that they reduce operating expenses, and (11) any other expense which, under generally accepted accounting principles, would be considered a normal maintenance or operating expense, except as otherwise specifically provided herein.

Operating expenses shall not include any expenses incurred for the following:
(1) repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain; (2) leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations for other occupants, or associated with the enforcement of any leases or the defense of Landlord's title to or interest in the Demise Premises; (3) costs (including permits, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant space other than common areas (4) Landlord's costs of any services sold to tenants or other occupants or for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent, operating costs and escalations

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payable under the Lease with such tenant or other occupant; (5) costs incurred by Landlord for alterations or additions which are considered capital improvements and replacement under generally accepted accounting principles; (6) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting principles; (7) cots of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles; (8) expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant of occupant; (9) costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; (10) overhead and profit increment paid to subsidiaries or affiliates of Landlord for supplies or other materials to the extent that the costs of such supplies or materials exceed the costs that would have been paid had the supplies or materials been provided by unaffiliated parties on a competitive basis; (11) interest on debtor amortization payments on any mortgages or deeds of trust; (12) Landlord's general corporate overhead and general administrative expenses, except for reimbursement for out of pocket expenses for postage, photocopies, and telephone costs in operating the Demised Premises; (13) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (14) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Demised Premises; (15) all items and services for which Tenant reimburses Landlord or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Demised Premises (other than tenant) without reimbursement; (16) advertising and promotional expenditures; (17) any other expense which, under generally accepted accounting principles, would not be considered a normal maintenance of operating expense, except as otherwise specifically provided herein.

                  3. "Allocated to the Demised Premises" means a pro rata share of Operating Expenses for the entire Building in which the Demised Premises is located based on the ratio that the area leased by Tenant bears to the total area of the Building.

                  4. "Estimated Operating Expenses" means the Operating Expenses which Landlord in its best judgment determines are Operating Expenses which will be incurred by Landlord and allocated to the Demised Premises for the next succeeding twelve month period.

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                  5.       "Actual Operating Expenses" means the Operating
Expenses Landlord actually incurs and allocates to the Demised Premises for the Base Year initially and for each immediately proceeding twelve-month period thereafter.

                  (b) Base Year. Within ninety (90) calendar days after the end of the Base Year, Landlord shall deliver to Tenant a written statement setting forth the Actual Operating Expenses for the Demised Premises for the Base Year.

                  (c) Estimated Operating Expenses. Prior to the commencement of each year after the Base Year Landlord shall determine the Estimated Operating Expenses (Estimated Costs) allocated to the Demised Premises. Landlord shall notify Tenant of the Estimated Costs allocated to the Demised Premises prior to the commencement date of such Year and shall further notify Tenant of the amount if any that such Estimated Costs allocated to the Demised Premises as defined above. In no event shall any increase in the Estimated Costs allocated to the Demised Premises be an amount that is greater than ten percent (10%) of the Actual Operating Expenses from the previous twelve-month period. Commencing the tenth day of the first month of such Year and continuing on the tenth day of each month thereafter during the year, Tenant shall pay to Landlord as Additional Rent on-twelfth (1/12) of such excess annual amount as stated in Landlord's notice to Tenant.

                  (d) Actual Operating Expenses. Within ninety (90) days of the end of each year after the Base Year Landlord shall deliver to Tenant a statement setting forth the actual operating expenses allocated to the Demised Premises during such preceding Year. If such Actual Costs are greater than the amount paid by Tenant then Tenant shall pay such excess to Landlord in a lump sum as Additional Rent within thirty (30) days from receipt of such statement provided that in no event shall the amount paid by Tenant for Operating Expenses for said Year increase by an amount greater that ten percent (10%) of the previous Year. If such Actual Costs are less than the amount paid by Tenant then the amount of such overage shall be credited by Landlord to the next payment of Rent due hereunder.

                  (e) Landlord shall keep accurate records showing in detail all costs as herein defined incurred for the Demised Premises. These records shall upon reasonable request and reasonable notice be made available during regular business hours at the offices of Landlord for inspection by Tenant.

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         3.5      Refund of Rent. If this Lease terminates before the expiration date of the Initial Term or any extension term for reasons other than Tenant's default, monthly rent shall be prorated to the date of termination and Landlord shall immediately repay to Tenant all monthly rent then prepaid and unearned. Tenant's rights under this Paragraph 3.5 are in addition to and not a limitation of any other rights Tenant may have under this Lease Agreement in equity or in law.

4. Holdover. If Tenant remains in possession of the Demised Premises after the expiration of the Lease term Tenant shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein. Any such tenancy may be terminated as provided by Washington law. During such tenancy Tenant agrees to pay Landlord the same rate at base rental applicable during the Lease term immediately preceding any such holding over.

5. Use. Tenant agrees to use the Demised Premises for an office building and related facilities only, and shall conduct no other business on or make any other use of the Demised Premises without the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use or permit the Demised Premises to be used for any illegal purpose and shall be responsible for determining its compliance with all applicable laws, ordinances, regulations and requirements.

6.       Services, Utilities and Taxes.

         6.1 Utilities. Throughout the term of the Lease, and throughout any extension term, Landlord shall pay for and provide the following services to Tenant at no additional cost to Tenant:

                  (a) Public utilities shall be caused to furnish the Demised Premises with electricity, trash disposal, plumbing and sewage, and water utilized in operating any and all facilities serving the Demised Premises;

                  (b) Hot and cold water, and an HVAC system designed and installed to supply fresh air, heating and cooling;

                  (c) Initial electrical facilities to provide sufficient power to meet Tenant's requirements for the Demised Premises, including without limitation, sufficient electrical power facilities to provide 120 or 240 volt services as required by Tenant for photocopiers, printers, word processing and data processing, computers, coffee machines, refrigerators, microwave

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ovens, as well as personal computers, terminals, typewriters and other equipment presently in common use;

                  (d)      Fire alarm and security patrol to the Demised
Premises.

         6.2 Services. At no additional cost to Tenant, Landlord shall provide Janitorial services and supplies to the Demised Premises as further described in Exhibit D, attached hereto and incorporated herein by this reference.

         6.3 Taxes. Landlord shall pay all real property taxes and assessments which at any time during the term of this Lease shall be assessed against the Demised Premises.

7.       Repairs and Maintenance.

         7.1 Tenant's Responsibilities. Tenant shall not be responsible for maintenance and repairs to the heating and cooling systems, plumbing system, electrical system and drainage system. Tenant shall keep the inside of the Demised Premises and improvements thereon in the same order and condition as of the date it takes possession thereat, damage by the elements and reasonable wear and tear excepted. The Demised Premises shall not be maintained as, nor shall become, a private or public nuisance. Nothing in this Paragraph shall be construed to limit Landlord's responsibilities to pay Utilities, Services, Taxes, Repairs and Maintenance under this Lease.

         7.2 Landlord Responsibilities. Landlord, at its sole cost and expense, is responsible for all repairs to and maintenance of the Demised Premises, grounds and parking. Repairs and maintenance include, but are not limited to:

                  (a) Maintenance at and repairs to the structural portions of the Demised Premises, the foundation, the roof, structure, exterior walls, and bearing walls;

                  (b) Maintenance of and repairs to, including cost of filters as well as any other replacement parts of all or any portion of, the mechanical and electrical, heating and cooling, security and fire, plumbing and drainage systems, fixtures and all other building systems such as is necessary to keep such system in good order, condition and repair;

                  (c)      Maintenance of and repairs to lavatories, elevators;

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                  (d)      Initial and replacement lamps, bulbs, starters and
ballasts;

                  (e) Exterior and common area maintenance and repairs including, but not limited to, exterior painting, exterior cleaning including window washing; gutter cleaning and repair; sidewalks; curb repair; parking lots and parking stripage; signage; snow and ice removal; and landscape maintenance and repair;

                  (f) Repairs, changes or alterations in or on the Demised Premises as required by the codes or regulations of any governmental body exercising jurisdiction over the Demised Premises.

All repairs to be made hereunder by Landlord shall be made with dispatch and in such a manner and at such time as to cause the least possible inconvenience to Tenant in the conduct of its business. In the event that the making of any such repairs causes a substantial interference with the operation of the business of Tenant in the Demised Premises, then there shall be a proportionate abatement of rent hereunder to the extent that Tenant is necessarily required to discontinue or reduce its business by reason of such repairs.

8.       Tenant's Default and Landlord's Remedies.

         8.1      Tenant's Default. The following shall be events of default by
Tenant:

                  (a)      Failure to pay any payment of rent within fifteen
(15) days from the date the same becomes due and payable; or

                  (b) Failure to comply with any other provision hereof within thirty (30) days following receipt of written notice of default given by Landlord, which notice of default shall specify the matter in default; provided, however, that if the nature of Tenant's obligation is such that more than thirty
(30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion; or

                  (c)      Abandonment of the Demised Premises by Tenant; or

                  (d) Commencement of proceedings in a court of competent jurisdiction for the liquidation, or involuntary dissolution of Tenant, or for Tenant's adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Tenant, and

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said proceedings are not dismissed, and any receiver, trustee or liquidator appointed therein discharged, within ninety (90) days after the institution of said proceedings.

         8.2 Landlord's Remedies. Upon the occurrence of any event of default as set forth in Paragraph 8.1, Landlord shall have the following exclusive rights and remedies:

                  (a) The right to declare this Lease immediately terminated by written notice to the Tenant given as herein provided under Paragraph 24, Notices;

                  (b) The right to re-enter the Demised Premises and remove all persons and or property from said Demised Premises;

                  (c) The right to move and store any such property removed under Subparagraph 8.2(b) in a public or private place of storage at the expense and risk of the Tenant with this right to sell such property after thirty (30) days following placement into storage and written notice to Tenant of intent to sell, with proceeds first applied toward Landlord's costs reasonably incurred as a result of Tenant's default. Any remaining proceeds from the sale of such property shall be returned to Tenant;

                  (d) The right to relet the Demised Premises or take such other steps as Landlord may deem advisable to mitigate Landlord's damages resulting from Tenant's default without terminating this Lease.

9.       Landlord's Default and Tenant's Remedies.

         9.1 Landlord's Default. Landlord shall not be in default unless Landlord fails to perform obligations required by Landlord (including those set forth in the Exhibits) within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default in Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

         9.2 Tenant's Remedies. Should Landlord default in the performance of any covenants and/or conditions on the Landlord's part herein contained, and if such default is not cured within thirty (30) days after written notice by the Tenant to Landlord thereof, except in case of an emergency in which case no notice

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shall be necessary and no opportunity to cure shall apply, or if such default cannot be cured within thirty (30) days, then if the Landlord does not commence within such thirty (30) days to cure said default and cure the same with all reasonable dispatch, Tenant shall have the right to cure said default for the account of Landlord, and Landlord shall upon demand, reimburse Tenant for Tenant's costs and expenses incurred in connection therewith, together with interest thereon at the rate of eighteen percent (18%) per annum. Tenant may, but shall not be required to, offset such costs, expenses and interest against its monetary obligations under this Lease. Nothing contained in this Paragraph
9.2 shall be construed so as to abridge any rights otherwise available to Tenant at law or in equity.

10.      Right to Access.

         10.1 Landlord's. Upon twenty-four (24) hour prior notice to Tenant, except in the case of emergency, Tenant will allow Landlord or Landlords agent free access at all reasonable times to the Demised Premises for the purpose of inspection, or for making repairs, additions or alterations to the Demised Premises or any property owned by or under the control of Landlord. Landlord shall have the right, at any time within sixty (60) days prior to the expiration of the Lease term or any extension or renewal thereof, but not before, to place upon his Demised Premises any usual "To Let" or "For Lease" signs.

         10.2 Tenant's. Tenant shall have access to the Demised Premises and all parking 24-hours per day, 365 days per year.

11. Duties of Tenant Upon Termination. Upon termination of this Lease by expiration of its term or otherwise, Tenant shall quietly and peaceably quit and surrender possession of the Demised Premises to Landlord, in as good condition as when received, reasonable wear and tear expected, together with all alterations, additions and improvements to the Demised Premises required under the provisions hereof to remain upon the said Demised Premises, and such possession shall be so surrendered without the necessity of any notice or demand therefore on the part of Landlord.

12. Assignment. Tenant shall not sublease, assign, mortgage, or pledge any interest in the Demised Premises, without the prior written approval of Landlord, which approval shall not be unreasonably withheld. Notwithstanding the above, any transfer by Tenant by merger, consolidation or liquidation or change in the ownership of Tenant and any assignment or sublease by Tenant to a wholly owned subsidiary or affiliate corporation of Tenant shall

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not constitute an assignment or sublease for purposes of this Paragraph 12.

13. Subordination. This Lease is subordinated at all times to the lien of any mortgages, deeds of trust, or other liens hereafter placed upon Landlord's interest by Landlord in the Demised Premises and upon the land or Demised Premises of which the Demised Premises are a part. Tenant covenants and agrees to execute and deliver, upon request of Landlord, such further instruments evidencing such subordination as may reasonably be required by any such mortgagee or lender. This agreement to subordinate is expressly conditioned upon Landlord first obtaining from any such mortgagee or lender a written agreement and providing Tenant a copy of the same. that provides substantially the following:

         "As long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Tenant's rights under this Lease. The provisions of this Lease concerning the disposition of insurance proceeds on destruction of the Demised Premises, and the provisions of this Lease concerning the disposition of any condemnation award, shall prevail over any conflicting provisions I the encumbrance."

Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure, provided that such purchaser, grantee or transferee accepts a full delegation of Landlord's duties hereunder.

14.      Insurance.

         14.1 Landlord's Insurance. Landlord, at Landlord's sole cost, shall maintain on the building and improvements in which the Demised Premises is located, a policy of insurance in the amount of its full replacement value providing protection against all perils included within the classification of fire, earthquake, extended coverage, vandalism, water, and/or sprinkler damage, and malicious mischief. Landlord shall treat Tenant as if Tenant were an additional insured, but Landlord shall have no obligation to insure personal property of Tenant against loss. All proceeds of any such insurance shall be payable to Landlord and shall be applied to the restoration of said building and Demised Premises to Tenant's satisfaction and to the extent provided in Paragraph 15 hereunder. Any proceeds of such insurance remaining after such restoration shall belong to Landlord. Insurance shall be with a company or

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companies acceptable to Tenant. Landlord shall provide Tenant with a certificate of insurance and provide Tenant with thirty (30) days notice prior to making any significant changes in Landlord's insurance with respect to the Demised
Premises.

         14.2 Tenant's Insurance. Tenant shall, at Tenant's expense, maintain insurance on all of Tenant's personal property, Tenant installed leasehold improvements and on alterations to the Demised Premises a policy of standard fire insurance, with extended coverage in the amount of its replacement value. All proceeds of any such insurance shall be applied to the restoration of fixtures, improvements and alterations to the extent provided in Paragraph 15 hereunder. Any proceeds of such insurance remaining after such restoration shall belong to Tenant.

         14.3 Waiver of Subrogation. It shall be the responsibility of Landlord, as specified in Paragraph 14.2, to carry such fire, extended coverage and other insurance on the Demised Premises. The Tenant shall not be liable for any loss or damage to the Demised Premises, or any Property of which they are a part, resulting from fire or other perils insured under the standard form of fire and extended coverage insurance policy in use in the state where the Demised Premises are located, due to any cause whatsoever, whether or not such insurance is in effect on the Demised Premises. It shall be the responsibility of the Tenant, as specified in Paragraph 14.2, to carry such fire, extended coverage and other insurance on its or any sub-Tenant's personal property located in, upon or about the Demised Premises. The Landlord shall not be liable for any loss or damage to the personal property of the Tenant or any sub-Tenant located in, upon or about the Demised Premises covered under the standard form of fire and extended coverage insurance policy in use in the state in which Demised Premises are located, due to any cause whatsoever, whether or not such insurance is in effect on such property. Landlord and Tenant shall each cause its insurance carrier to waiver all rights of subrogation to the extent of Landlord's or Tenant's undertaking as set forth herein.

15. Destruction or Damage of Premises. If the Demised Premises shall be destroyed or damaged by the elements, fire or earthquake, to such an extent as to render them untenantable in whole or in part, it shall be optional with Landlord to rebuild or repair the same, and after the happening of any such damage or destruction, the Tenant shall have the right to terminate this Lease by written notice served upon the Landlord. Landlord shall notify Tenant of Tenant's decision to rebuild or repair within thirty (30) days from the date of the event causing such damage or destruction. If

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Landlord elects to rebuild or repair said Demised Premises, Tenant shall have the right to continue said Lease and Landlord shall prosecute the work without unnecessary delay. During such period, the rent for said Demised Premises shall be abated in the same ratio that the portion of the Demised Premises rendered for the time unfit for Tenant's use shall be to the whole of said Demises Premises.

16. Taking of Demised Premises. In the event any part or all of the Demised Premises are taken by condemnation or otherwise by any government, state or local authority, or in the event Tenant's use of said Demised Premises for the purpose leased is prohibited by reason of a change in zoning regulations or otherwise, then this Lease shall be terminated and canceled as of the time of taking possession by said authority or as of the time the use by Tenant of the Demised Premises is prohibited. All sums which may be payable on account of any condemnation shall belong to Landlord, and Tenant shall not be entitled to any part thereof, provided that Tenant shall be entitled to retain any amount awarded for its trade fixtures or relocation expenses, and the value of improvements made to the Demised Premises at Tenant's expense.

17.      Indemnification.

         17.1 Tenant's Indemnification. Landlord, its agents, employees, contractors and invitees, shall not be liable to Tenant or its agents, employees, contractors or invitees or to any third party for any damage to person or property caused by or arising from or in connection with any act, omission or negligence or Tenant. Tenant agrees to indemnify, hold harmless and defend Landlord, its agents, employees, contractors and invitees, from and against any and all liability claims, causes of action, damages, costs and expenses (including, without limitation, attorney's fees) arising from or in connection with any act, omission or neglect of Tenant or its agents, employees, contractors or invitees; any breach or default under this Lease by Tenant; provided that the foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability, claims, causes of action or expenses, resulting from injuries to third parties caused by the negligence, or deliberate and intentional acts of Landlord or its offices, contractors, licenses, agents, employees, tenants other than Tenant hereunder or invitees.

         17.2 Landlord's Indemnification. Tenant, its agents, trustees, officers, employees, contractors and invites, shall not be liable to Landlord or its agents, employees, contractors or invitees or to any third party for any damage to person or Demised Property caused

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by or arising from or in connection with any act, omission or negligence of
Landlord. Landlord agrees to indemnify, hold harmless and defend Tenant, its agents, trustees, officers, employees, contractors and invitees from and against any and all liability claims, causes of action, damages, costs and expenses (including, without limitation, attorney's fees) arising from or in connections with any act, omission or neglect or Landlord or its agents, employees, contractors or invitees; any breach or default under this Lease by Landlord.

         17.3 Survival of Obligation. Landlord's and Tenant's obligations under this Paragraph 17 shall survive any extension, expiration or termination of this Lease.

18. Trade Fixtures. Tenant may install such trade fixtures and equipment as it deems appropriate for its business, and at the termination of this Lease may remove same, provided such removal may be accomplished without material injury to any Demised Premises and further provided that Tenant shall repair all damages resulting from any such removal, excepting normal wear and tear. All fixtures not removed with in fourteen (14) days of the termination date of this Lease shall, at Landlord's option become the property of Landlord.

19. Remodeling or Alterations. Tenant may make any alterations or improvements in, or additions to, the Demised Premises as my be required for its business, purposes without consent of Landlord, provided that such alterations, improvements or additions are less than Ten Thousand Dollars (10,000.00) in value and do not involve the structural portions of the Demised Premises (roof structure, bearing walls, foundation). All other alterations, improvements and additions require Landlord's prior written consent, which consent become the property of the Landlord at the termination of this Lease, except such a may be removed by Tenant without material damage to the Demised Premises, and in the event of any such removals. Tenant shall at its expense repair all damage. All remodeling and alterations shall be in accordance with all applicable fire, safety, zoning and building codes and regulations, and Tenant shall at its expense secure all necessary permits and inspections in connection therewith.

20. Quiet Enjoyment by Tenant. Upon performing all of its duties and obligations hereunder in accordance with the terms and conditions of this Lease, Tenant shall be entitled to quietly and peaceably have, hold, occupy, possess, and enjoy the Demised

Lease - 14

Premises during the term hereof, without hindrance or ejection by persons lawfully claiming under Landlord.

21. Notices. All notices hereunder shall be in writing and deemed given when personally delivered to the Untied States Mail, postage fully prepaid, by certified mail, return receipt requested, addressed to such other party as follows:

         Notices to Landlord:         McC Partnership
                                      Attn:  David T. Schaefer
                                      P.O. Box 11309
                                      Tacoma, WA  98411

         Notices to Tenants           Financial Pacific Co.
                                      P.O. Box 11309
                                      Tacoma, WA  98411-0309

22. Attorney's Fees. Should either party commence an action against the other to enforce any obligation hereunder, the prevailing party shall be entitled to recover actual costs and a reasonable attorney's fee from the other.

23. Successors and Assigns. Subject to the provisions of Paragraph 12 hereof pertaining to assignments and subletting, all terms, conditions, convenants and agreements of this Leases shall extend to and be binding upon the Landlord, Tenant and their respective successors and assigns, and upon any person or persons coming into ownership or possession of any interest in said Demised Premises by operation of law or otherwise, and shall be construed as covenants running with the land.

24.      Hazardous Substances.

         24.1 Landlord's Obligations. Landlord shall indemnify, hold harmless and defend Tenant, its trustees, offices, employees, agents, contractors and invitees from and against any and all claims, liabilities, losses, dames, cleanup costs, and expenses (including reasonable attorney's fees) arising out of or in any way related to the keeping or release of, existence of or claim of substances as defined by federal, state and local laws, in, on or under the Demised Premises as of the date of initial occupancy by Tenant under this Lease, or occurring at any time during the Lease term or any extension or renewal thereof.

Lease - 15

         24.2 Survival of Obligation. The provisions of this paragraph 24 shall survive the expiration or termination f this Lease with respect to any events occurring prior to such expiration or termination.

25.      Signage.

         25.1. Approved Signage. Landlord agrees to provide a proposed sign for the premises which will include the building identification and identification of a maximum of two tenants. It will be at tenant's option to participate on a pro rata basis, based on area of sign, of said construction costs.

26. No Waiver. A failure by either party to promptly enforce any right or remedy arising from a breach or event of default shall not be deemed a waiver of such right or remedy or of any subsequent breach or event of default.

27.      Time. Time is of the essence of this Lease.

28. Entire Agreement. This Lease and all exhibits addenda and attachments hereto represent the entire agreement between the parties, supersedes all prior discussions and agreements between the parties and may be modified or amended only by a written instrument signed by both parties. To the full extent possible each provision of this Lease shall be interpreted in such a fashion as to be elective and valid under applicable law. If any provision of this Lease is declared void or unenforceable such provision shall be deemed severed from this Lease which shall otherwise remain in full force and effect.

         Dated this 1st day of September, 1994.

LANDLORD:                                TENANT:

McC PARTNERSHIP                          FINANCIAL PACIFIC COMPANY

By: /s/ William W. Conley                By: /s/ Douglas G. Erwin
    ------------------------------           ----------------------------
        Its: General Partner                     Its: President

Lease - 16

STATE OF WASHINGTON  )
                     ) ss.
County of Pierce     )

         I certify that I know or have satisfactory evidence that William W. Conley is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath, stated that he/she was authorized to execute the instrument and acknowledged it as the General Partner of McC PARTNERSHIP to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         DATED: September 1, 1994.

                               /s/ Danelle J. Corrick
                               -------------------------------------
                               NOTARY PUBLIC in and for the State of
               [SEAL]          Print Name: Danelle J. Corrick
                               My appointment expires: 09/30/97.

STATE OF WASHINGTON  )
                     ) ss.
County of Pierce     )

         I certify that I know or have satisfactory evidence that Douglas G. Erwin is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath, stated that he/she was authorized to execute the instrument and acknowledged it as the President of FINANCIAL PACIFIC COMPANY to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         DATED: September 1, 1994.

                                /s/ Danelle J. Corrick
                                -------------------------------------
                                NOTARY PUBLIC in and for the State of
                [SEAL]          Print Name: Danelle J. Corrick
                                My appointment expires: 09/30/97.

Lease - 17

                                    ADDENDUM

         THIS ADDENDUM is made this 23rd day of December, 1996, by and between McC Partnership ("Landlord") and FINANCIAL PACIFIC COMPANY ("Tenant") and;

         WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 1, 1994, for the premises located at 3901 South Fife Street, Tacoma, Washington, 98409, consisting of approximately 8598 square feet, and more particularly described therein, and;

         WHEREAS, Landlord and Tenant now desire to further modify the Lease as follows;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, Landlord and Tenant covenant and agree as follows:

1. Premise. The square feet shall increase from 8598 square feet to 10,080 square feet.

2. Rent. The rental amount for the additional square feet shall be the same as the original square feet. As set forth in the Lease Agreement, rent is adjusted annually based on Tenant's share of operating expenses. Rent on the additional 1482 square feet for September 1, 1996, through August 31, 1997, is $12.54 per square foot, or $1,548.69 per month.

3. Effective Date. The effective date for rental payment on the additional square feet shall be September 1, 1996.

4. Confirmation of Lease. Except as expressly modified herein, Landlord and Tenant hereby acknowledge and confirm that all other terms and conditions of said Lease shall be and remain in full force and effect during the Extended Term.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day, month and year first above written.

LANDLORD:                                 TENANT:
McC PARTNERSHIP                           FINANCIAL PACIFIC COMPANY

By: /s/ William E. Chunyk                 By: /s/ Douglas G. Erwin
    ------------------------                  --------------------------
        William E. Chunyk                         Douglas G. Erwin
        Partner                                   President

Address: P.O. Box 11309                   Address: P.O. Box 11309
         Tacoma, WA 98411-0309                     Tacoma, WA 98411-0309

State of Washington        )
                           ) ss.
County of Pierce           )

On this day personally appeared before me Douglas G. Erwin, known to be the individual who executed the within and foregoing instrument, and acknowledged he (she or they) signed the same as his (her or their) free and voluntary act and deed for the uses and purposes therein mentioned. Given under my hand and seal this 23rd day of December, 1996.

         [SEAL]                     /s/ Danelle J. Corrick
                                    ------------------------------------------
                                    NOTARY PUBLIC for the State of Washington,
                                    residing at Tacoma

                                    My commission expires: 9-30-97

State of Washington        )
                           ) ss.
County of Pierce           )

On this day personally appeared before me William E. Chunyk, known to be the individual who executed the within and foregoing instrument, and acknowledged he (she or they) signed the same as his (her or their) free and voluntary act and deed for the uses and purposes therein mentioned. Given under my hand and seal this 23rd day of December, 1996.

         [SEAL]                      /s/ Danelle J. Corrick
                                     -------------------------------------------
                                     NOTARY PUBLIC for the State of Washington,
                                     residing at Tacoma

                                     My commission expires: 9-30-97

                                    ADDENDUM

     THIS ADDENDUM is made this 1st day of August, 1997, by and between McC Partnership ("Landlord") and FINANCIAL PACIFIC COMPANY ("Tenant") and;

     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 1, 1994, and subsequent Lease Addendum dated December 23, 1996, for the premises located at 3901 South Fife Street, Tacoma, Washington, 98409, consisting of approximately 10,080 square feet, and more particularly described therein, and;

     WHEREAS, Landlord and Tenant now desire to further modify the Lease as follows;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, Landlord and Tenant covenant and agree as follows:

1. Premise. The square feet shall increase from 10,080 square feet to 13,125 square feet.

2. Rent. The rental amount for the additional square feet shall be the same as the original square feet. As set forth in the Lease Agreement, rent is adjusted annually based on Tenant's share of operating expenses.

3. Effective Date. The effective date for rental payment on the additional square feet shall be August 1, 1997.

4. Confirmation of Lease. Except as expressly modified herein, Landlord and Tenant hereby acknowledge and confirm that all other terms and conditions of said Lease shall be and remain in full force and effect during the Extended Term.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day, month and year first above written.

LANDLORD:                                  TENANT:
McC PARTNERSHIP                            FINANCIAL PACIFIC COMPANY

By: /s/ William E. Chunyk                   By: /s/ David T. Schaefer
    ------------------------------              --------------------------------
        William E. Chunyk                           David T. Schaefer
        Partner                                     Executive Vice President

Address: P.O. Box 11309                    Address: P.O. Box 11309
         Tacoma, WA 98411-0309                      Tacoma, WA 98411-0309

State of Washington        )
                           ) ss.
County of Pierce           )

         On this day personally appeared before me William E. Chunyk, known to be the individual who executed the within and foregoing instrument, and acknowledged he (she or they) signed the same as his (her or their) free and voluntary act and deed for the uses and purposes therein mentioned. Given under my hand and seal this 1st day of August, 1997.

          [SEAL]         /s/ Danelle J. Corrick
                         -------------------------------
                         NOTARY PUBLIC for the State of Washington,
                         residing at Tacoma

                         My commission expires: 9-30-01

State of Washington        )
                           ) ss.
County of Pierce           )

         On this day personally appeared before me David T. Schaefer, known to be the individual who executed the within and foregoing instrument, and acknowledged he (she or they) signed the same as his (her or their) free and voluntary act and deed for the uses and purposes therein mentioned. Given under my hand and seal this 1st day of August, 1997.

          [SEAL]         /s/ Danelle J. Corrick
                         ------------------------------------------
                         NOTARY PUBLIC for the State of Washington,
                         residing at Tacoma

                         My commission expires: 9-30-01

                                    ADDENDUM

         THIS ADDENDUM is made this 6th day of May, 1998, by and between McC Partnership ("Landlord") and FINANCIAL PACIFIC COMPANY ("Tenant") and;

         WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 1, 1994, and subsequent Lease Addenda dated December 23, 1996 and August 1, 1997, for the premises located at 3901 South Fife Street, Tacoma, Washington, 98409, consisting of approximately 13,125 square feet, and more particularly described therein, and;

         WHEREAS, Landlord and Tenant now desire to further modify the Lease as follows:

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, Landlord and Tenant covenant and agree as follows:

         1. Premise. The square feet shall increase from 13,125 square feet to 14,475 square feet.

         2. Rent. The rental amount for the additional square feet (1,350) shall be $15.50 per square foot for the period beginning May 1, 1998 through September 30, 1998. Rent will increase 3% annually beginning October 1, 1998.

         3. Effective Date. The effective date for rental payment on the additional square feet shall be May 1, 1998.

         4. Improvements. Lessor shall not be responsible for the cost of any leasehold improvements.

         5. Confirmation of Lease. Except as expressly modified herein, Landlord and Tenant hereby acknowledge and confirm that all other terms and conditions of said Lease shall be and remain in full force and effect during the Extended Term.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day, month and year first above written.

LANDLORD:                                   TENANT:
McC PARTNERSHIP                             FINANCIAL PACIFIC COMPANY

By: /s/ William E. Chunyk                   By: /s/ David T. Schaefer
    ---------------------------                 --------------------------------
        William E. Chunyk                           David T. Schaefer
        Partner                              Its:
                                                  ------------------------------

Address: P.O. Box 11309                      Address: P.O. Box 11309
         Tacoma, WA 98411-0309                        Tacoma, WA 98411-0309

STATE OF WASHINGTON        )
                           ) ss.
County of Pierce           )

On this day personally appeared before me WILLIAM E. CHUNYK known to be the individual who executed the within and foregoing instrument, and acknowledged he (she or they) signed the same as his (her or their) free and voluntary act and deed for the uses and purposes therein mentioned. Given under my hand and seal this 6th day of May, 1998.

          [SEAL]                            /s/ Danelle J. Corrick
                                            ---------------------------------
                                            NOTARY PUBLIC
                                            Print Name: Danelle J. Corrick
                                            My appointment expires: 9-30-01

STATE OF WASHINGTON        )
                           ) ss.
County of Pierce           )

On this day personally appeared before me DAVID T. SCHAEFER known to be the individual who executed the within and foregoing instrument, and acknowledged he (she or they) signed the same as his (her or their) free and voluntary act and deed for the uses and purposes therein mentioned. Given under my hand and seal this 6th day of May, 1998.

          [SEAL]                             /s/ Danelle J. Corrick
                                             --------------------------------
                                             NOTARY PUBLIC
                                             Print Name: Danelle J. Corrick
                                             My appointment expires: 9-30-01